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   As filed with the Securities and Exchange Commission on November 1, 2000
                                                      Registration No. 333-35638

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             SOUTHBANC SHARES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                      6035                 58-2361245
(State or Other Jurisdiction of Primary Standard Industrial (IRS Employer Incorporation or Organization) Classification Code Number) Identification No.)

                              907 NORTH MAIN STREET
                       ANDERSON, SOUTH CAROLINA 29621-5526
                                 (864) 225-0241
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  ROBERT W. ORR
                                    PRESIDENT
                              907 NORTH MAIN STREET
                       ANDERSON, SOUTH CAROLINA 29621-5526
                                 (864) 225-0241
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            PAUL M. AGUGGIA, ESQUIRE
                            AARON M. KASLOW, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840







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      This  Post-Effective   Amendment  No. 1   is  filed  for  the  purpose  of
deregistering 1,295,137 shares of the $.01 par value common stock (the "Common Stock") of SouthBanc Shares, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Joint Proxy Statement/Prospectus dated June 13, 2000 (the "Prospectus"). The remaining 1,829,085 shares registered pursuant to this Registration Statement on Form S-4 have been issued in accordance with the Prospectus in the exchange described therein.

      The Company has determined that no further shares will be offered, exchanged and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.



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CONFORMED

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of South Carolina, on November 1, 2000.

                                SouthBanc Shares, Inc.


                                By:  /s/ Robert W. Orr
                                     ------------------------------------
                                     Robert W. Orr
                                     President, Chief Executive Officer
                                     and Chairman of the Board